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                                   EXHIBIT 24






                          CONSENT OF GULIAN & COMPANY
                          CERTIFIED PUBLIC ACCOUNTANTS


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                                GULIAN & COMPANY
                          Certified Public Accountants
                              62 West 47th Street
                                   Suite 912
                            New York, New York 10036
                                 (212) 730-5798


January 7, 1997

The Securities and Exchange Commission
26 Federal Plaza
New York, NY

                     Consent of Certified Public Accountant

We have issued our reports dated September 25, 1996, relating to the financial statements of Command Credit Corporation, currently known as Dawcin International Corp. pursuant to a name change on October 16, 1996, for the years ended June 30, 1996 and 1995 and the financial statements of Command Credit Corporation for the two years ended June 30, 1996 and 1995. We consent to their use in the Form S-8 dated January 7, 1997.

                                                       /s/ Gulian & Company
                                                       ------------------------
                                                       Gulian & Company

New York, NY
January 7, 1997